Exhibit 10.1

OREXIGEN THERAPEUTICS, INC.

KEY EXECUTIVE EMPLOYEE RETENTION BONUS PLAN

APPROVED BY THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON MARCH 2, 2011

This Key Executive Employee Retention Bonus Plan (the “Plan”) is established by Orexigen Therapeutics, Inc., a Delaware corporation (the “Company”), effective as of the date set forth above.

1. Purpose of the Plan. The Company considers it essential to the operation of the Company that its key executive employees be retained for a period of time during a critical phase in the Company and believes that existing equity award grants may not provide adequate incentives. The purpose of the Plan is to establish a retention bonus payment to provide incentive for key executive employees to continue in the service of the Company through September 30, 2011. The Plan is meant to supplement and work in conjunction with (and not to replace) the Company’s other incentive programs, such as its option plans, severance arrangements and other equity plans, in order to achieve the purposes discussed above.

2. Definitions.

2.1 “Base Salary” shall mean the greater of a Participant’s base pay (excluding incentive pay, commissions, bonuses, expenses or expense allowances and other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the Payment Date. With respect to Participants who are not exempt employees under applicable wage and hour laws, the Base Salary shall be based on the standard rate for a forty (40) hour week.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Participant” will mean an employee of the Company who has been designated as a Participant by the Board (or a committee thereof) and who has signed and returned a valid Participation Agreement to the Company within thirty (30) days after being provided such Participation Agreement. The employees initially eligible to participate in the Plan are listed on EXHIBIT A hereto.

2.4 “Participation Agreement” will mean an agreement between a Participant and the Company in substantially the form of EXHIBIT B hereto.

2.5 “Payment Date” will mean September 30, 2011.

2.6 “Retention Bonus” will mean a one-time lump sum cash payment equal to 3 months of the Participant’s Base Salary.

3. Interpretation and Administration of the Plan. The Plan will be interpreted and administered by the Company’s General Counsel, whose actions in interpreting the terms of the Plan and administration of the Plan will be final and binding on all Participants.

4. Eligibility to Earn a Retention Bonus.

4.1 Except as otherwise provided in a Participant’s Participation Agreement and subject to Section 4.2 below, on the Payment Date, Participant will be entitled to his or her Retention Bonus.

4.2 In order to be eligible for a Retention Bonus, the Participant must remain continuously employed by the Company and must be in good performance standing with the Company through and including the Payment Date. A Participant will be deemed to be in good performance standing if, in the sole discretion of the Company, the Participant is in active employment status through the Payment Date, satisfactorily performing all assigned tasks, and complying with the Company’s policies and procedures (including the Orexigen Employee Nondisclosure, Proprietary Information, Inventions, Nonsolicitation and Noncompetition Agreement (such form, or any similar form, the “Proprietary Agreement”).

5. Payment of Retention Bonus. If the conditions for earning the Retention Bonus set forth in the Plan and the applicable Participation Agreement are satisfied, each Participant will be entitled to be paid his or her Retention Bonus in cash and in a lump sum as soon as practical following the Payment Date.

6. Withholding of Compensation. The Company will withhold from any payments under the Plan and from any other amounts payable to a Participant by the Company any amount required to satisfy the income and employment tax withholding obligations arising under applicable federal and state laws in respect of the Retention Bonus. Each Participant is encouraged to contact his or her personal legal or tax advisors with respect to the benefits provided by the Plan. Neither the Company nor any of its employees, directors, officers or agents are authorized to provide any tax advice to Participants with respect to the benefits provided under the Plan.

7. No Guarantee of Employment. The Plan is intended to provide a financial incentive to Participants and is not intended to confer any rights to continued employment upon Participants whose employment will remain at-will and subject to termination by either the Company or Participant at any time, with or without cause or notice.

8. Status as Creditor. A Participant’s sole right under the Plan will be as a general unsecured creditor of the Company and the acquiring or surviving corporation.

9. No Assignment or Transfer by Participant. None of the rights, benefits, obligations or duties under the Plan may be assigned or transferred by any Participant except by will or under the laws of descent and distribution. Any purported assignment or transfer by any such Participant will be void.

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10. Termination of the Plan. The Plan will terminate and no amounts will be earned and payable hereunder as of and effective on the earliest to occur of any liquidation, dissolution or winding up of the Company prior to the Payment Date, provided that such termination shall not occur until such time as all earned payments due under the Plan have been paid.

11. Amendment of the Plan. The Plan may be amended by the Board, provided that no amendment will adversely affect the rights of a Participant hereunder without written consent of such Participant. Notwithstanding the foregoing, any particular Participation Agreement may be amended to the detriment of a Participant solely with the written consent of such the Participant.

12. Governing Law. The rights and obligations of a Participant under the Plan will be governed by and interpreted, construed and enforced in accordance with the laws of the State of California without regard to its or any other jurisdiction’s conflicts of laws principles.

13. Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

14. Entire Agreement. The Plan and the executed Participation Agreements set forth all of the agreements and understandings between the Company and Participants with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the Company and Participants with respect to the subject matter hereof.

15. Execution. To record the adoption of the Plan as set forth herein, effective as of March 2, 2011, Orexigen Therapeutics, Inc. has caused its duly authorized officer to execute the same this 4th day of March, 2011.

OREXIGEN THERAPEUTICS, INC.

/s/ Heather D. Turner

By: Heather D. Turner

Title: SVP, General Counsel and Secretary

[INTENTIONALLY LEFT BLANK]

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EXHIBIT A

The following key executive employees are eligible to participate in the Plan:

Preston Klassen

Mark Booth

Dawn Viveash

Jay Hagan

Heather Turner

Carol Baum

EXHIBIT B

OREXIGEN THERAPEUTICS, INC.

KEY EXECUTIVE EMPLOYEE RETENTION BONUS PLAN

PARTICIPATION AGREEMENT

This Participation Agreement (the “Participation Agreement”) is entered into by and between Orexigen Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned employee of the Company, as of the date set forth below. Attached is a copy of the Orexigen Therapeutics, Inc. Key Executive Employee Retention Bonus Plan (the “Plan”). Each capitalized term not defined in this Participation Agreement will have the meaning ascribed to such term in the Plan.

The Board has designated you a Participant in the Plan.

The Retention Bonus to which you are eligible to receive will be equal to three (3) months of your Base Salary.

You are encouraged to read the Plan in its entirety. The final decision as to whether you have earned any payments under the Plan will be made by the Board in accordance with the Plan.

To indicate your acceptance of your designation as a Participant in the Plan, please sign a copy of this Participation Agreement in the space indicated below and return it to the undersigned on or before April [    ], 2011.

OREXIGEN THERAPEUTICS, INC.

By:
Name: Heather D. Turner
Title: SVP, General Counsel and Secretary

ACCEPTED AND ACKNOWLEDGED:

I hereby accept my designation as a Participant in the Orexigen Therapeutics, Inc. Key Executive Employee Retention Bonus Plan.

Dated:	By:
Name:

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